SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2011

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 21, 2011, the Company and Verizon Wireless entered into a Joint Marketing Addendum (the “Agreement”) which amended the three year agreement previously entered into by them in April 2011. Pursuant to the Agreement, Verizon Wireless and the Company would work together to help identify business opportunities for the Company’s products and services. Verizon Wireless may introduce the Company to existing or potential Verizon Wireless customers that Verizon Wireless believes are potential purchasers of the Company’s products or services, and may attend sales calls made by the Company to these customers. The Company and Verizon Wireless would collaborate on marketing and communications materials that would be used by each of them to educate and inform customers regarding their joint marketing work. Verizon Wireless has the right to list the Company’s products and services in its Data Solutions Guide for use by its sales and marketing employees and in its external website. The Company has agreed to pay to Verizon Wireless a one-time referral fee for each customer introduced to the Company by Verizon Wireless that would become a customer of the Company. The Agreement is terminable by either party upon 45 days notice after six months.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2011	USA TECHNOLOGIES, INC.

	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer